UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2025

Photozou Holdings, Inc.
(Exact name of registrant as specified in its charter)

DE	000-55806	90-1260322
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4-30-4F, Yotsuya Shinjuku-ku

Toyko, Japan

(Address of principal executive offices)

81-3-6369-1589

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On or about March 11, 2025, the company consummated an agreement for the sale of 50,000 shares of restricted Common Stock to Katsuo Yamakita, a Japanese Citizen, at a price of $4.00 per share of Common Stock. The total subscription amount paid by Katsuo Yamakita was approximately $200,000. Katsuo Yamakita is not a related party to the Company.

The proceeds from this sale are to be used by the Company for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Photozou Holdings, Inc.

Date: March 25, 2025	By	/s/ Koichi Ishizuka
Koichi Ishizuka
Chief Executive Officer